Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of HMH Holding Inc. (the “Company”) for the quarterly period ended June 30, 2026 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof. I, Eirik Bergsvik, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: August 5, 2026	By:	/s/ Eirik Bergsvik
Eirik Bergsvik
Chief Executive Officer
HMH Holding Inc.